EXHIBIT 12.1

                  POLAROID CORPORATION AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (in millions except ratios)

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
                                                            Nine Months Ended
                                                           September 28, 1997
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
Earnings:

Earnings
        before income tax expense/benefit per
        consolidated statement of earnings ...............         $117.0

Add:

Interest expense .........................................           34.6
        Portion of rent expense representative
        of an interest factor ............................            7.9
                                                                   ------
Adjusted earnings
        before income tax expense/benefit ................         $159.5
                                                                   ======

Fixed charges:

Interest expense .........................................         $ 34.6
Portion of rent expense representative
        of an interest factor ............................            7.9
Capitalized interest .....................................            2.1

Total fixed charges ......................................         $ 44.6
                                                                   ======

Ratio of earnings to fixed charges .......................            3.6
                                                                   ======
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